ENERTECK CORPORATION
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             10701 Corporate Drive, Suite 150, Stafford, Texas 77477

For Release:

IMMEDIATE

Contact:

Dwaine Reese              Chief Executive Officer            (281) 240-1787
Parrish B. Ketchmark      President                          (201) 750-3090

                    ENERTECK CORPORATION ANNOUNCES EXCLUSIVE
                    RESELLER AND MARKET DEVELOPMENT AGREEMENT

Stafford, Texas, July 28, 2005...EnerTeck Corporation (OTC Bulletin Board: ETCK) (the "Company") announced today that its wholly owned subsidiary, EnerTeck Chemical Corp. ("ECC") has entered into an Exclusive Reseller and Market Development Agreement (the "Agreement") with Custom Fuel Services Inc. ("Custom"). Under the Agreement, ECC has appointed Custom, which provides dockside and midstream fueling from nine service locations in Louisiana, Kentucky, Illinois, West Virginia, Missouri and Iowa, as its exclusive reseller of EnerBurn(TM) and the related technology on the Western Rivers of the United States, meaning the Mississippi River, its tributaries, South Pass, and Southwest Pass, excluding the Intra Coastal Waterway.

The Company reported that the Agreement has an initial term of three years but can be terminated upon sixty (60) days prior written notice by either party. In addition, the Company noted that Custom is not required to purchase a minimum volume of EnerBurn during the term of the Agreement, and therefore neither the Company nor ECC can guarantee that any meaningful revenues will be derived from this Agreement.

About EnerTeck Corporation

EnerTeck Corporation, through its wholly owned subsidiary, EnerTeck Chemical Corp., specializes in the sales and marketing of a fuel borne catalytic engine treatment for diesel engines known as EnerBurn(TM). Additional information can be obtained contacting the Company's CEO, Dwaine Reese at (281) 240-1787.


Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. When used herein, the words "anticipate", "believe", "estimate", "plan", "intend" and "expect" and similar expressions, as they relate to EnerTeck Corporation., or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results,


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                                   (continued)

performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, such factors discussed in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004. Except as required by the Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or for any other reason.


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